ING

JOHN S. KREIGHBAUM

Counsel

April 10, 2006

Members of the Board of Directors

ING USA Annuity and Life Insurance Company

1475 Dunwoody Drive

West Chester, PA 19380-1478

Gentlemen:

In my capacity as Counsel for ING USA Annuity and Life Insurance Company (the "Company"), I have examined the form of Registration Statement on Form N-4 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of units of interest in Separate Account B of the Company (the "Account"). I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of units.

Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

(1)	The Company was organized in accordance with the laws of the State of Iowa and is a duly

authorized stock life insurance company under the laws of Iowa and the laws of those states in              which the Company is admitted to do business;

(2)	The Account is a validly established separate investment account of the Company;

(3)      Under Iowa law, the portion of the assets to be held in the Account equals the reserve and other liabilities for variable benefits under variable annuity contracts to be issued by the Account, and such assets are not chargeable with liabilities arising out of any other business the Company conducts;

(4)      The units and the variable annuity contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to my name under the heading "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ John S. Kreighbaum

John S. (Scott) Kreighbaum

1475 Dunwoody Drive	Tel: 610-425-3404
West Chester, PA 19380-1478	Fax: 610-425-3520